EXHIBIT 99.1

Crown Media Holdings Announces Operating Results

for First Quarter of 2006

STUDIO CITY, CA. – May 10, 2006 - Crown Media Holdings, Inc. (NASDAQ: CRWN) today reported its operating results for the three months ended March 31, 2006.

Operating Highlights for the Quarter

•                  Revenue growth. Crown Media’s net revenue in the first quarter of 2006 increased 11% to $45.0 million, from $40.6 million in the prior year’s first quarter. This increase was primarily due to a 13% increase in advertising revenues and a 35% increase in subscriber fee revenues.

•                  Subscriber increase. Hallmark Channel subscribers increased 6% to 71.9 million as of March 31, 2006, from 67.7 million subscribers as of March 31, 2005. Subsequent to the end of the quarter, Hallmark Channel continued to expand its subscriber base and now reaches 73 million subscribers, having added 2.4 million new subscribers since the beginning of the year.

•                  Ratings growth. Hallmark Channel delivered its highest quarter to date in terms of household delivery and continues to rank as a top ten cable channel in both prime time and total day among all 65 ad-supported cable networks according to Nielsen. The channel also ranked in the top ten for total day in its key targeted demo groups of women and adults 25-54.

•                  Original programming success. The first quarter featured a strong slate of nine original movies, including three of the most watched movies in the Company’s history. In addition, Hallmark Channel introduced a new character in its original Mystery Movies with Dick Van Dyke in Murder 101, earning the highest ratings to date for these series.

“Demand for the Hallmark Channel from our audience and our advertisers has never been stronger,” remarked David Evans, President and CEO of Crown Media. “Our very successful slate of original movies in the first quarter helped to deliver our highest quarterly household delivery in our history. We saw significant increases in our advertising rates in the scatter market for the first quarter, and feel confident about our strong appeal to advertisers as we enter the upfront selling season.

“Consistent with our stated strategy, we continue to explore ways in which to enhance our capital structure. Discussions with our banks have resulted in the successful extension of our credit facility for an additional year at the same rate. We are also focused on reviewing our costs in all areas of our business and have identified $10 million in annual cost savings. We expect that the steps we are taking will help us toward our goal of profitability as we enter the next stage of development for Hallmark Channel.”

Financial Results

Historical financial information is provided in tables at the end of this release.

Operating Results

Crown Media reported revenue of $45.0 million for the first quarter of 2006, an 11% increase from $40.6 million for the first quarter of 2005. Subscriber fee revenue in the first quarter increased 35% to $6.2 million, from $4.6 million in the prior year’s quarter, as a result of the ending of free carriage periods for certain of our domestic distributors. Advertising revenue increased 13% to $38.4 million during the quarter, from $33.9 million in the first quarter of 2005, reflecting higher ratings for our channels and higher advertising rates. Licensing fees for our film library decreased to $270,000 during the quarter, from $2.1 million in the prior year’s quarter. Reflecting the highly seasonal nature of this aspect of the business, during the first quarter of 2006 the Company did not enter into any licensing agreements.

For the first quarter of 2006, cost of services increased to $54.4 million from $45.0 million during the same quarter of 2005. Within cost of services, programming expenses increased 20% quarter over quarter to $33.6 million, because of the acquisition of programming for our domestic channels, including Diagnosis Murder. For the three months ended March 31, 2006, amortization of film assets increased to $8.9 million from $5.7 million during the same quarter of 2005 primarily due to an increase in the internal use of the library assets by the Hallmark Movie Channel for the three months ended March 31, 2006, substantially offset by the reduction in third party licenses of library assets. Subscriber acquisition fee expense was $7.8 million in the first quarter of 2006 versus $9.5 million in same period of 2005. This decrease is due to the expiration of free carriage periods for certain of our distributors. Our domestic subscribers increased from 67.7 million at March 31, 2005, to 71.9 million at March 31, 2006. Other cost of services increased 155% from $1.5 million to $3.8 million for the first quarter of 2006. The Company had a bad debt expense of $916,000 for the three months ended March 31, 2006 as compared to a bad debt recovery of $946,000 for the three months ended March 31, 2005   Selling, general and administrative expenses decreased to $9.0 million for the three months ended March 31, 2006, from $12.2 million in the year earlier period primarily due to a decrease in compensation expense associated with the Restricted Stock Units and partially offset by consulting expense and audit fees associated with our requirements under Sarbanes-Oxley. Marketing expenses decreased to $4.3 million for the three months ended March 31, 2006, from $9.8 million in the year earlier period primarily due to the first quarter 2005 Mystery Movie marketing campaign for the Hallmark Channel.

Adjusted EBITDA loss totaled $5.5 million for the first quarter of 2006, compared to an Adjusted EBITDA loss of $4.9 million for the same period last year. Cash used in continuing operating activities totaled $20.4 million for the first quarter of 2006 compared to $12.9 million for the same period last year. The net loss for the three month period ended March 31, 2006 totaled $47.2 million, or $0.45 per share, compared to $50.9 million, or $0.49 per share, in the first quarter of 2005.

Conference Call and Webcast to be Held Wednesday, May 10, 2006 at 3:30 p.m. ET

Crown Media Holdings’ management will conduct a conference call this afternoon at 3:30 p.m. Eastern Time to discuss the results of the first quarter of 2006. Investors and interested parties may listen to the call via a live webcast accessible on the investor relations page of the Company’s web site, www.hallmarkchannel.com, or by dialing (800) 688-0796 (Domestic) or (617) 614-4070 (International) and requesting the “First Quarter Earnings for Crown Media.”  For those listeners accessing the call through the Company’s website, please register and download audio software at the site at least 15 minutes prior to the start of the call. The webcast will be archived on the site, and a telephone replay of the call will be available for 7 days beginning at 5:30 p.m. Eastern Time, Wednesday, May 10th, at (888) 286-8010 (Domestic) or (617) 801-6888 (International), using passcode number 96879919.

About Crown Media Holdings

Crown Media Holdings, Inc. (NASDAQ: CRWN) owns and operates cable television channels dedicated to high quality, broad appeal, entertainment programming. The Company currently operates and distributes the Hallmark Channel in the U.S. to 73 million subscribers. The program service is distributed through 5,300 cable systems and communities as well as direct-to-home satellite services across the country.   In 2005, Crown launched its second 24-hour linear channel, Hallmark Movie Channel.  Through its subsidiary, Crown Media Distribution, LLC, Crown also distributes titles in the U.S. from its award-winning collection of movies, mini-series and films for exhibition in a variety of television media including broadcast, cable, video-on-demand and high definition television. Significant investors in Crown Media Holdings include: Hallmark Entertainment Holdings, Inc., a subsidiary of Hallmark Cards, Incorporated, Liberty Media Corp., and J.P. Morgan Partners (BHCA), LP, each through their investments in Hallmark Entertainment Investments Co.; VISN Management Corp., a for-profit subsidiary of the National Interfaith Cable Coalition; and The DIRECTV Group, Inc.

Forward-looking Statements

Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties include: competition for distribution of channels, viewers, advertisers, and the acquisition of programming; fluctuations in the availability of programming; fluctuations in demand for the programming Crown Media airs on its channels; Crown Media’s ability to address its liquidity needs; Crown Media’s incurrence of losses; and Crown Media’s substantial indebtedness affecting its financial condition and results; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the Risk Factors stated in the Company’s 10-K Report for the year ended December 31, 2005. Crown Media Holdings is not undertaking any obligation to release publicly any updates to any forward looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Use of Adjusted EBITDA

Crown Media evaluates operating performance based on several factors, including Adjusted EBITDA. We have revised our calculation of Adjusted EBITDA since our report on 2005 second quarter results so that it follows the definition of EBITDA that was used in our bank credit agreement for a period of time prior to an amendment in May 2006. The calculation adds back to net loss impairment of film assets, other non-cash expenses and other items mentioned below.

Our measure of Adjusted EBITDA differs from the normal definition of EBITDA (earnings before interest, taxes, depreciation and amortization) used by most companies. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, subscriber acquisition fee amortization, amortization of film assets, impairment charges, other non-cash expenses and all cash and non-cash items related to the sale of our international business in April 2005. For this purpose, restricted stock unit compensation and retention program are treated as non-cash items, although they may result in cash payments during subsequent periods. Our credit facility contained a covenant that used this adjusted EBITDA measure. See “Selected First Quarter Unaudited Financial Information” below for a reconciliation to GAAP net income

We also believe that an Adjusted EBITDA provides an indication of the Company’s ability to generate cash flows from operating activities since our non-cash expenses are excluded from our calculation of Adjusted EBITDA. A significant portion of the Company’s cost structure relates to the amortization of film assets and subscriber acquisition costs, which are significant non-cash charges. The Adjusted EBITDA calculation allows the Company to assess how much is available to pay debt service and gives a further indication of how much remains to fund discretionary expenditures such as the acquisition of programming or additional subscriber base. We disclose Adjusted EBITDA so that our investors can have some of the same information available to our management to evaluate their investment in our Company. However, Adjusted EBITDA should be considered in addition to, not as a substitute for, historical operating income or loss, net loss, cash flow from operations and other measures of financial performance reported in accordance with accounting principles generally accepted in the United States.

Adjusted EBITDA differs significantly from cash flows from operating activities reflected in the consolidated statement of cash flows. Cash flow from operating activities is net of interest and taxes paid and is a more comprehensive determination of periodic income on a cash basis, exclusive of non-cash items of income and expenses such as depreciation, amortization, loss from discontinued operations and impairment of film assets. In contrast, Adjusted EBITDA is derived from accrual basis income and is not reduced for cash invested in working capital. Consequently, Adjusted EBITDA is not affected by the timing of receivable collections or when accrued expenses are paid. We are not aware of any uniform standards for determining EBITDA or our Adjusted EBITDA and believe that our calculation of Adjusted EBITDA is probably calculated differently than presentations of EBITDA by other entities because our calculation originated from a definition in a bank credit agreement.

For additional information, please contact:

Mindy Tucker

IR Focus

914.725.8128

mindy@irfocusllc.com

Crown Media Holdings, Inc.

Selected First Quarter Unaudited Financial Information

($ in thousands, except per share data)

	Three Months Ended March 31,
	2006	2005
Subscriber fees	$6,232	$4,610
Advertising	37,913	33,333
Advertising by Hallmark Cards	480	543
Film asset license fees	270	2,083
Sublicense fees and other revenue	78	—
Total revenue	44,973	40,569
Cost of services:
Affiliate programming	2,656	2,915
Non-affiliate programming	30,937	25,107
Amortization of film assets	8,864	5,681
Subscriber acquisition fee amortization	7,790	9,508
Amortization of capital lease	289	289
Other cost of services	3,841	1,507
Total cost of services	54,377	45,007
Selling, general & administrative expenses	9,030	12,152
Marketing expense	4,257	9,830
Depreciation and amortization	879	1,350
Loss from continuing operations before interest expense	(23,570)	(27,770)
Interest expense	(21,703)	(16,896)
Loss from continuing operations	(45,273)	(44,666)
Loss from discontinued operations	—	(6,241)
Gain from sale of discontinued operations	162	—
Loss before cumulative effect of change in accounting principle	(45,111)	(50,907)
Cumulative effect of change in accounting principle	(2,099)	—
Net loss	$(47,210)	$(50,907)
Net loss per share	$(0.45)	$(0.49)
Weighted average shares outstanding	104,788	104,533

Crown Media Holdings, Inc.

Unaudited Consolidated Balance Sheet Data

(In thousands)

	As of March 31,	As of December 31,
	2006	2005

ASSETS

Cash and cash equivalents	$6,510	$15,926
Accounts receivable, less allowance for doubtful accounts of $2,481 and $1,565, respectively	59,444	65,935
Program license fees - affiliates	8,237	2,656
Program license fees - non-affiliates	104,925	106,542
Receivable from RHI affiliate	7	1,815
Receivable from buyer of international business	117	422
Prepaid and other assets	5,324	6,051
Prepaid program license fee assets	23,908	30,377
Total current assets	208,472	229,724
Accounts receivable	7,270	9,101
Program license fees - affiliates	11,545	5,036
Program license fees - non-affiliates	213,580	222,861
Film assets, net	372,092	380,322
Subscriber acquisition fees, net	71,060	80,594
Property and equipment, net	17,780	18,560
Goodwill	314,033	314,033
Prepaid and other assets	12,933	13,595
Total assets	$1,228,765	$1,273,826

Crown Media Holdings, Inc.

Unaudited Consolidated Balance Sheet Data

(In thousands)

	As of March 31,	As of December 31,
	2006	2005

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
Accounts payable and accrued liabilities	$21,240	$29,876
Accrued restricted stock units	4,966	9,299
Subscriber acquisition fees payable	4,184	12,238
License fees payable to affiliates	11,461	2,730
License fees payable to non-affiliates	51,174	50,460
Payables to RHI affiliates	—	755
Payables to affiliates	12,315	12,071
Payable to buyer of international business	6,730	10,050
Interest payable	222	169
Capital lease obligations	627	612
Deferred revenue	1,636	1,149
Deferred credit from transition services agreement	1,323	1,323
Total current liabilities	115,878	130,732
Accrued liabilities	25,678	24,427
License fees payable to affiliates	475	586
License fees payable to non-affiliates	171,094	186,268
Line of credit and interest payable to HC Crown	87,954	86,309
Line of credit and interest payable to Hallmark Cards affiliate	70,576	—
Payable to Hallmark Cards affiliate	—	70,000
Payable to buyer of international business	7,531	8,395
Senior unsecured note to HC Crown, including accrued interest	521,601	509,386
Credit facility	220,000	210,000
Note and interest payable to Hallmark Cards affiliate	137,691	135,187
Capital lease obligations	16,008	16,170
Company obligated mandatorily redeemable preferred interest	15,023	14,537
Deferred credit from transition services agreement	4,534	5,018
Total liabilities	1,394,043	1,397,015
Commitments and contingencies
STOCKHOLDERS’ EQUITY (DEFICIT)
Class A common stock, $.01 par value; 200,000,000 shares authorized; 74,117,654 shares issued and outstanding as of both March 31, 2006 and December 31, 2005	741	741
Class B common stock, $.01 par value; 120,000,000 shares authorized; 30,670,422 shares issued and outstanding as of both March 31, 2006 and December 31, 2005	307	307
Paid-in capital	1,428,936	1,423,815
Accumulated deficit	(1,595,262)	(1,548,052)
Total stockholders’ equity (deficit)	(165,278)	(123,189)
Total liabilities and stockholders’ equity (deficit)	$1,228,765	$1,273,826

Crown Media Holdings, Inc.

Selected First Quarter Unaudited Financial Information

($ in thousands)

	Three Months Ended March 31,
	2006	2005

Net loss	$(47,210)	$(50,907)
Loss from discontinued operations	—	6,241
Gain on sale of discontinued operations	(162)	—
Cumulative effect of change in accounting principle	2,099	—
Amortization of film assets	8,864	5,681
Subscriber acquisition fee amortization expense	9,956	12,718
Depreciation and amortization	1,168	1,639
Interest expense	21,703	16,896
Restricted stock unit compensation	(1,913)	2,405
Amortization of certain program license fees	—	401
Adjusted earnings before interest, taxes, depreciation amortization and discontinued operations	$(5,495)	$(4,926)

Programming and other amortization	33,367	28,473
Provision for allowance for doubtful account	916	(946)
Changes in operating assets and liabilities:
Additions to program license fees	(35,399)	(66,003)
Additions to subscriber acquisition fees	(421)	(1,493)
Change in subscriber acquisition fees payable	(8,054)	(2,435)
Interest paid	(4,288)	(4,961)
Changes in other operating assets and liabilities, net of adjustments above	(986)	39,432
Net cash used in continuing operating activities	$(20,360)	$(12,859)

Crown Media Holdings, Inc.

Selected First Quarter Unaudited Financial Information

($in thousands)

	Three Months Ended March 31,
	2006	2005

Net cash used in continuing operating activities	$(20,360)	$(12,859)

Net cash used in investing activities	(4,022)	(248)
Net cash provided by financing activities	14,966	21,243

Net cash used in discontinued operations	—	(5,492)

Net (decrease) increase in cash and cash equivalents	(9,416)	2,644
Cash equivalents, beginning of period	15,926	12,102
Cash equivalents, end of period	$6,510	$14,746